Exhibit 99.1

Covanta Holding Corporation Announces That Covert Mergeco, Inc. Has Commenced Consent Solicitations for Certain Outstanding Tax-Exempt Bonds of Niagara Area Development Corporation, National Finance Authority, Pennsylvania Economic Development Financing Authority and Virginia Small Business Financing Authority

NEW YORK, October 5, 2021 – Covanta Holding Corporation (NYSE: CVA) (the “Company” or “Covanta”) announced that Covert Mergeco, Inc, a Delaware corporation (“Merger Sub”), an affiliate of certain investment funds affiliated with EQT Infrastructure, has commenced solicitations of consents (each, a “Consent Solicitation”) from holders (“Holders”) of (i) Niagara Area Development Corporation’s Series 2018A Bonds (CUSIP No. 653542 AC4) and Series 2018B Bonds (CUSIP No. 653542 AD2) (collectively, the “NY Bonds”), (ii) National Finance Authority’s Series 2020A Bonds (CUSIP No. 63607Y AH3) and Series 2020B Bonds (CUSIP No. 63607Y AJ9) (collectively, the “NH 2020 Bonds”), (iii) National Finance Authority’s Series 2018A Bonds (CUSIP No. 63607Y AA8), Series 2018B (CUSIP No. 63607Y AB6), Series 2018C Bonds (CUSIP No. 63607Y AC4) (collectively, the “NH 2018 Bonds”), (iv) Pennsylvania Economic Development Financing Authority’s Series 2019A Bonds (CUSIP No. 708692 BQ0) (the “PA Bonds”) and (v) Virginia Small Business Financing Authority’s Series 2018A-1 Bonds (CUSIP No. 928106 AQ6) (the “VA Bonds” and, together with the NY Bonds, the NH 2020 Bonds, the NH 2018 Bonds, the “Bonds”). A “Loan Agreement” refers to each of the loan agreements relating to the Bonds, as applicable, and the “NY Bonds Indenture” refers to the indenture pursuant to which the NY Bonds were issued. An “Indenture” refers to each of the indentures pursuant to which the Bonds, as applicable, were issued.

The Consent Solicitations are being conducted in connection with the previously announced merger agreement, pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger as a wholly owned subsidiary of Covert Intermediate, Inc., a Delaware corporation (the “Parent”). In connection with the Merger, certain lenders have committed to provide Merger Sub with the debt financing in an aggregate principal amount of (i) up to $3,000 million currently, after a reallocation of $125 million from the senior secured term loan facility to the unsecured bridge facility, expected to consist of senior secured term loan facilities in an aggregate principal amount equal to $1,375 million (which consists of a $1,275 million term loan B facility, which includes a backstop delayed draw term sub-facility in an aggregate principal amount equal to $400.0 million, and a term loan C sub-facility for the purpose of cash collateralizing existing letters of credit in an aggregate principal amount equal to $100 million) and a senior unsecured bridge facility in an aggregate principal amount equal to $1,625 million (including a backstop delayed draw bridge sub-facility in an aggregate principal amount equal to $1,100 million) and (ii) up to $440 million revolving credit facility (the “Debt Financing”). The Merger would constitute a “Change of Control” under the Loan Agreements and the NY Bonds Indenture, which will result in a “Change of Control Offer” (as defined in the Loan Agreements and the NY Bonds Indenture) for the Bonds related to such Loan Agreement or the NY Bonds Indenture. The proposed amendments (the “Proposed Amendments”) relate to the elimination of the requirement to make a “Change of Control Offer” with respect to such Series of Bonds in the applicable Loan Agreement and/or the NY Bonds Indenture in connection with the Merger and certain other customary changes for a privately-held company to the “Change of Control.” In addition, in connection with the Merger, subject to and within 60 days of the closing date, certain subsidiaries of the Company that will be guarantors of the Debt Financing will deliver guarantees to the applicable trustees that will jointly and severally guarantee the Company’s obligations with respect to each Series of Bonds, and such guarantees shall not be contingent on the Proposed Amendments and will be provided regardless of the results of the Consent Solicitations.

Holders of each Series of Bonds who validly consent to the Proposed Amendments relating to the applicable Loan Agreement and/or the NY Bonds Indenture as part of the applicable Consent Solicitation on or prior to 5:00 p.m., New York City time, on October 15, 2021 (such date and time, as they may be extended, the “Consent Date”), will be eligible to receive a consent fee of $5.00 in cash for each $1,000 in principal amount of such Series of Bonds for which consents are received on or prior to the Consent Date.

Approval of the Proposed Amendments requires consents from the relevant Holders of at least a majority in aggregate principal amount of the Bonds then outstanding under the applicable Indenture, in each case (the “Requisite Consents”). For the avoidance of doubt, if Consents in respect of a majority in aggregate principal amount of the Bonds then outstanding under the applicable Indenture pursuant to which multiple Series of Bonds were issued are received, the Requisite Consent to the Proposed Amendment to the NY Bonds Indenture or the applicable Loan Agreement will be received even if Consents in respect of a majority in aggregate principal amount of certain Series of Bonds under the applicable Indenture are not received. Promptly upon receipt of the Requisite Consents to the Proposed Amendments, on or around October 21, 2021, the Niagara Area Development Corporation and the NY Bonds trustee will execute and deliver a First Supplement to Indenture of Trust (a “Supplemental Indenture”) to the NY Bonds Indenture, and the Company and the applicable Bond Issuer will execute an amendment (each, an “Amendment” and collectively, the “Amendments”) to the applicable Loan Agreement, in each case, setting forth the applicable Proposed Amendments. Consents may only be revoked prior to the Consent Date. Each Amendment and/or the Supplemental Indenture relating to a particular Loan Agreement and/or the NY Bonds Indenture will become operative on the date the consent fee relating to such Series of Bonds is paid. After the Proposed Amendments relating to a particular Loan Agreement and/or the NY Bonds Indenture become operative, all current Holders of the related Bonds, including non-consenting Holders of such Bonds, and all subsequent Holders of such Bonds will be bound by the relevant Proposed Amendments to such Loan Agreement and/or the NY Bonds Indenture. Merger Sub’s payment of the consent fee relating to a particular Series of Bonds is conditioned upon, among other things, receipt of the Requisite Consents relating to such Series of Bonds on or prior to the Consent Date and the closing of the Merger. Merger Sub considers the solicitation of Consents to the Proposed Amendments as they relate to a particular Loan Agreement or the NY Bonds Indenture as a separate Consent Solicitation and each such Consent Solicitation may be individually amended, extended or terminated, and a Holder of Bonds related to more than one Indenture may elect, at its sole discretion, to consent to the Proposed Amendments as they relate to a particular Loan Agreement or the NY Bonds Indenture without consenting to any other Proposed Amendments.

If all of the conditions to any Consent Solicitation are satisfied or waived, Merger Sub will, substantially concurrent with the closing of the Merger, pay the consent fee relating to the applicable Series of Bonds to each holder of such Series of Bonds who validly consented and did not revoke their consent on or prior to the Consent Date.

No consent fee will be paid in connection with a Consent Solicitation if the Requisite Consents relating to the applicable Bonds are not received, if such Consent Solicitation is terminated prior to the closing date of the Merger for any reason or if the Merger is not closed. Merger Sub reserves the right to terminate, withdraw or amend any Consent Solicitation at any time and from time to time, as described in the Consent Solicitation Statement. None of Merger Sub, Parent, the Company, the Bond Issuers, the Solicitation Agent (as defined below), the Remarketing Agent (as defined below), the Information, Tabulation and Paying Agent (as defined below) or the trustees nor any of their respective affiliates makes any recommendation as to whether or not holders of any Series of Bonds should consent or refrain from consenting with respect to such Series of Bonds.

If the Requisite Consents relating to a particular Loan Agreement or the NY Bonds Indenture are not received, Merger Sub intends to terminate the Consent Solicitation relating to such Loan Agreement or the NY Bonds Indenture and, in such case, Merger Sub would, in the event of a “Change of Control,” conduct a “Change of Control Offer” with respect to the Bonds related to such Loan Agreement or the NY Bonds Indenture in accordance with the terms and conditions of the Loan Agreements and/or the NY Bonds Indenture, if required by the Loan Agreements and/or the NY Bonds Indenture.

This announcement does not constitute an offer to sell any securities or the solicitation of an offer to purchase any securities. Each Consent Solicitation is being made only pursuant to the Consent Solicitation Statement dated October 5, 2021. The Consent Solicitations are not being made to Holders of Bonds in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require any Consent Solicitation to be made by a licensed broker or dealer, such Consent Solicitation will be deemed to be made on behalf of Merger Sub by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Barclays Capital Inc. is acting as the solicitation agent (in such capacity, the “Solicitation Agent”) for the Consent Solicitations. D.F. King & Co., Inc. is acting as the information, tabulation and paying agent (in such capacity, the “Information, Tabulation And Paying Agent”) for the Consent Solicitations. BofA Securities, Inc. is acting as the remarketing agent (in such capacity, the “Remarketing Agent”) for the Consent Solicitations.

Requests for the Consent Solicitation Statement may be directed to D.F. King & Co., Inc. at (212) 269-5550 (for brokers and banks) or (866) 828-6934 (for all others) or covert@dfking.com.

Questions or requests for assistance in relation to the Consent Solicitations may be directed to BofA Securities, Inc. at (212) 449-5081.

About EQT

EQT is a purpose-driven global investment organization with more than EUR 67 billion in assets under management across 26 active funds. EQT funds have portfolio companies in Europe, Asia-Pacific and the Americas with total sales of approximately EUR 29 billion and more than 175,000 employees. EQT works with portfolio companies to achieve sustainable growth, operational excellence and market leadership.

About Covanta

Covanta is a world leader in providing sustainable waste and energy solutions. Annually, Covanta’s modern Waste-to-Energy (“WtE”) facilities safely convert approximately 21 million tons of waste from municipalities and businesses into clean, renewable electricity to power one million homes and recycle 600,000 tons of metal. Through a vast network of treatment and recycling facilities, Covanta also provides comprehensive industrial material management services to companies seeking solutions to some of today’s most complex environmental challenges. For more information, visit www.covanta.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Forward-looking statements are those that address activities, events or developments that the Company’s or Merger Sub’s management intend, expect, project, believe or anticipate will or may occur in the future. They are based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments and other relevant factors. They are not guarantees of future performance or actual results. Developments and business decisions may differ from those envisaged by forward-looking statements. Forward-looking statements, including, without limitation, statements with respect to the Consent Solicitations and the Merger, involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company, its subsidiaries and joint ventures or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, in particular, the Merger which depends on the satisfaction of the closing conditions to the Merger and the Consent Solicitations, and there can be no assurance as to whether or when the business combination or any Consent Solicitation will be consummated. For additional information see the Cautionary Note Regarding Forward-Looking Statements in the Company’s 2020 Annual Report on Form 10-K as well as Risk Factors in the Company’s most recent Quarterly Report on Form 10-Q for the period ended June 30, 2021. Merger Sub and the Company expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

Where to Find Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Covanta and affiliates of EQT Infrastructure. In connection with the proposed merger, Covanta has filed a proxy statement with the SEC. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Security holders may obtain a free copy of the proxy statement and other documents filed by Covanta with the SEC at http://www.sec.gov. Free copies of the proxy statement and Covanta’s other filings with the SEC may also be obtained from the respective companies. Free copies of documents filed with the SEC by Covanta are available free of charge on Covanta’s investor relations website at https://investors.covanta.com/.

Participants in the Solicitation

Covanta and its directors and executive officers may be deemed to be participants in the solicitation of proxies of Covanta’s stockholders in respect of the proposed merger. Information about the directors and executive officers of Covanta is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 19, 2021. Stockholders may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed merger.

Merger Sub Contacts:

US Inquiries:

Stephanie Greengarten

+1 646 687 6810

stephanie.greengarten@eqtpartners.com

International Inquiries:

EQT Press Office

+46 8 506 55 334

press@eqtpartners.com,

Covanta Contacts:

Investor Contact:

Dan Mannes

+1 862 345 5456

IR@covanta.com

Media Contact:

Nicolle Robles, Covanta

+1 862 345 5245

NRobles@covanta.com